                              TRANSFEREE AGREEMENT

     THIS TRANSFEREE AGREEMENT (this "Agreement") is made as of the 17th day of November, 1999, by and between Insignia Internet Initiatives, Inc. ("Transferor"), as a Member of IIII-SLI Holdings, LLC, a Delaware limited liability company (the "Company"), and ____________________, an individual who desires to become a Member ("Transferee") pursuant to this Agreement. All capitalized terms used but not defined herein have the same meanings as in the limited liability company agreement of the Company, attached hereto as Annex A (the "LLC Agreement").

     WHEREAS, Transferor is a wholly-owned subsidiary of Insignia Financial Group, Inc., a Delaware corporation (collectively with its subsidiaries, "Insignia"), and Insignia is causing Transferor to enter into this Agreement;

     WHEREAS, Insignia desires to incentivize and retain in the employ of Insignia certain individuals and to compensate them for their contributions to the growth and profits of Insignia and thereby induce them to continue to make such contributions in the future;

     WHEREAS, Transferee is an employee of Insignia;

     WHEREAS, in furtherance thereof, and pursuant to and in accordance with the LLC Agreement, this Agreement is designed to Transfer Class A Units and Class B Units in the Company from Transferor to Transferee, subject to forfeiture as provided herein; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the Transfer by Transferor;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Definitions.

     Whenever used herein, the following capitalized terms shall have the meanings set forth below:

     "Cause" means: (a) if Transferee has a written employment agreement with Insignia containing a definition of the term "Cause," such definition; otherwise, (b) (i) engaging in willful or gross misconduct or neglect, (ii) repeatedly failing to adhere to the directions of superiors or the written policies and practices of Insignia, (iii) the commission of a felony or a crime of moral turpitude or any crime involving Insignia, (iv) fraud, misappropriation or embezzlement, (v) a material breach of Transferee's employment agreement (if any) with Insignia, or (vi) any other illegal act detrimental to Insignia.

     "Managing Member" means Insignia Internet Initiatives, Inc., a Delaware corporation, in its capacity as the managing member of the Company.

     "Unvested Unit" means a Unit that was Transferred to Transferee pursuant to this Agreement which continues to be subject to forfeiture pursuant to
Section 4 at the time in question.

     "Vested Unit" means a Unit that was Transferred to Transferee pursuant to this Agreement which is no longer subject to forfeiture pursuant to Section 4 at the time in question.

     2. Transfer of Units.

     (a) Transferor hereby Transfers ____ Class A Units and ____ Class B Units to Transferee, and Transferee hereby accepts such Units, in each case subject to forfeiture as provided in Section 4 hereof and the other terms and conditions of this Agreement.

     (b) Transferee will be entered into the records of the Company as the holder of the Units Transferred pursuant to this Agreement, and Transferee shall be subject to the provisions and restrictions set forth in the LLC Agreement.

     3. Effective Date of Agreement.

     This Agreement is effective as of the date first above written. As required by the LLC Agreement, the Managing Member of the Company has approved this Agreement and the Transfer of Units pursuant hereto as evidenced by its signature on the signature page hereto.

     4. Restrictions and Conditions; Forfeiture.

     (a) The Units are subject to forfeiture back to Transferor during such periods, in such percentage amounts and upon the occurrence of such conditions and events as are indicated on Schedule I attached hereto.

     (b) Except as provided in Section 4(a), Transferee shall have, in respect of the Units, all of the rights of a Member of the Company, including the right to vote the Units and the right to receive and retain any cash distributions in respect of such Units, until such time (if ever) as such Units are forfeited back to the Company. Transferee shall not be required to return to Transferor any distributions received in respect of subsequently forfeited Units.

     (c) Upon forfeiture of Units held by Transferee back to Transferor pursuant to Section 4(a), Transferee shall (i) cease to be a Member of the Company and shall have no further rights to distributions or allocations of Profits and Losses of the Company, if as a result of such forfeiture no Units continue to be held by Transferee, or (ii) continue to be a Member of the Company but shall have no further rights to distributions or allocations of Profits and Losses of the Company in respect of such forfeited Units, if Transferee continues to hold other Units. Any forfeiture of Units shall, without any further action by Managing Member, Transferee, the Company or any other Person, result in an automatic Transfer of the Units so forfeited hereunder from Transferee to Transferor.

     5. Section 83(b) Tax Election.

     On the date of Transfer of Units to Transferee pursuant to this Agreement, Transferee shall execute three copies of a Section 83(b) Tax Election Form, substantially in the form attached as Annex B hereto with respect to the Units received. Transferee shall promptly file one copy of the Section 83(b) Tax Election Form with the IRS and deliver one copy of the Section 83(b) Tax Election Form to the Special Member. Upon receipt of such duly executed form, the Special Member shall cause such copy to be filed in the records maintained by the Company. Notwithstanding anything contained in this Agreement to the contrary, Transferee's execution and delivery of the Section 83(b) Tax Election Form shall be a condition precedent to Transferor's obligation as may otherwise be provided hereunder to Transfer Units to Transferee, and the failure of Transferee to satisfy such requirement with respect to the Units shall cause such Units to be forfeited in accordance with Section 4 hereof.

     6. Nontransferability of Unvested Units.

     Unvested Units shall not be transferred or assigned by Transferee in any manner whatsoever. Vested Units will be transferable if and to the extent permitted by Article V of the LLC Agreement.

     7. Miscellaneous.

     (a) Without limiting any power and authority otherwise possessed by Transferor, Transferor shall have the full power and authority to interpret and administer this Agreement and any other instrument or agreements relating to this Agreement. The Managing Member's actions in this regard shall be final, conclusive and binding upon all persons, including without limitation Transferee and Transferee's beneficiaries.

     (b) The failure of Transferor, Transferee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right Transferor, Transferee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the LLC Agreement.

     (c) Nothing in this Agreement shall confer on Transferee any right to continue in the employ or other service of Insignia or interfere in any way with the right of Insignia to terminate Transferee's employment or other service at any time.

     (d) The Company is an express third-party beneficiary of this Agreement.

     (e) TRANSFEREE EXPRESSLY ACKNOWLEDGES THAT PURSUANT TO SECTION 2.10 OF THE LLC AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THE LLC AGREEMENT THE MANAGING MEMBER HAS NO DUTY TO TRANSFEREE, FIDUCIARY OR OTHERWISE, AND MAY TAKE WHATEVER ACTIONS IT DEEMS APPROPRIATE IN ITS SOLE AND ABSOLUTE DISCRETION, AND TRANSFEREE HEREBY CONFIRMS AND AGREES TO SUCH LIMITATION ON THE DUTY OF THE MANAGING MEMBER.

     8. Notices.

     All notices under this Agreement shall be in writing and delivered personally or by recognized overnight courier, as follows:

                           if to Transferor:

                           Insignia Internet Initiatives, Inc.
                           300 Delaware Avenue
                           Suite 900
                           Wilmington, Delaware 19801
                           Attn: President

                           if to Transferee:

                           ------------------------------

                           ------------------------------

                           ------------------------------
                           if to the Company:

                           IIII-SLI Holdings, LLC
                           c/o Insignia Internet Initiatives, Inc.
                           300 Delaware Avenue
                           Suite 900
                           Wilmington, Delaware 19801
                           Attn: President

     Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 8.

     9. Captions.

     The use of captions in this Agreement is for convenience. The captions are not intended to and do not provide substantive rights.

     10. Amendment; Waiver; Severability.

     This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party charged therewith. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

     12. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     TRANSFEROR:

                                     INSIGNIA INTERNET INITIATIVES, INC.

                                     By:
                                        ------------------------------------
                                       Name:
                                       Title:

                                     TRANSFEREE:

                                     ------------------------------------
                                     Name:



AS REQUIRED BY THE LLC AGREEMENT,
THIS AGREEMENT AND THE TRANSFER
OF UNITS PURSUANT HERETO IS HEREBY
APPROVED BY THE MANAGING MEMBER
OF THE COMPANY:

INSIGNIA INTERNET INITIATIVES, INC.

By:
   ------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                             VESTING AND FORFEITURE

VESTING

Initially, 88% of the Class A Units and 88% of the Class B Units are subject to forfeiture back to Transferor under the circumstances hereinafter described (i.e., such Units are "Unvested"), and 12% of the Class A Units and 12% of the Class B Units are not subject to forfeiture back to Transferor (i.e., such Units are "Vested").

Subject to the following provision providing for accelerated time-based vesting of Units under certain circumstances, until the earlier of (i) such time as all of the Class A Units and Class B Units become Vested or (ii) such time as Unvested Class A Units and Unvested Class B Units are forfeited back to Transferor pursuant to this Agreement, on the last day of each calendar month following the date of this Agreement, the percentages of Class A Units and Class B Units that are Unvested (and thus subject to forfeiture back to Transferor) shall be decreased by 2% (in absolute terms), and the percentages of Class A Units and Class B that are Vested shall be increased by 2% (in absolute terms).

If Transferee's employment (or other service, if applicable) with Insignia is terminated by Insignia for any reason other than Cause, then all of the Class A Units and Class B Units that are Unvested at such time shall immediately and automatically become Vested.

FORFEITURE

If Transferee's employment (or other service, if applicable) with Transferor is terminated (i) by Insignia for Cause, (ii) by Transferee for any reason or
(iii) as a result of the death or disability of Transferee, then all Class A Units and all Class B Units that are Unvested at such time shall thereupon, and with no further action, be forfeited by Transferee back to Transferor.

EMPLOYMENT AGREEMENT CONTROLS

If at any given time of determination Transferee is a party to a written employment agreement with Insignia (or a subsidiary of Insignia) containing terms that are more favorable to Transferee than those set forth in this
Schedule I, then the more favorable terms of such employment agreement shall control.

                                  SCHEDULE II

MEMBER                                CLASS A UNITS       CLASS B UNITS
------------------------------------------------------------------------
Andrew L. Farkas                            70                 70
Steve B. Siegel                             10                 10
Ronald Uretta                                8                  8
James A. Aston                               4                  4
Frank M. Garrison                            4                  4
Adam B. Gilbert                              4                  4
Jeffrey P. Cohen                             8                  8
John Combs                                   8                  8

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